Exhibit 31.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
Pursuant to Rule 13a-14(a) adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
I, Scipio Maximus Carnecchia, certify that:
1.I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Mitek Systems, Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

December 11, 2020	/s/ Scipio Maximus Carnecchia
Scipio Maximus Carnecchia
Chief Executive Officer
(Principal Executive Officer)